Exhibit 1.01

IMAX CORPORATION

Conflict Minerals Report

For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. The term “conflict mineral” is defined in Form SD under the SEC’s conflict mineral rules as: (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or an adjoining country or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. Tin, tungsten, tantalum and gold will herein be referred to as the “3TGs”.

Pursuant to the Rule, IMAX Corporation (herein referred to as “IMAX,” the “Company,” “we,” “us,” or “our”) has undertaken a reasonable country of origin inquiry (“RCOI”) for products manufactured or contracted to be manufactured by IMAX during calendar year 2014. In response to representations from certain of its suppliers obtained in the course of the RCOI, IMAX has conducted due diligence on the source and chain of custody of the necessary 3TGs in its products that it had reason to believe originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, defined as the “Covered Countries”). For that reason, IMAX is required under the Rule to submit to the SEC a Conflict Minerals Report (“CMR”) as an Exhibit to Form SD.

This report has been prepared by management of IMAX. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

1.	Company Overview

IMAX is one of the world’s leading entertainment technology companies, specializing in motion picture technologies and presentations. IMAX’s principal businesses are: (i) the design and manufacture of premium theater systems and the sale, lease or contribution of those systems to customers under theater arrangements; and (ii) the digital remastering of films in the IMAX format and the exhibition of those films in the IMAX theater network. The IMAX theater systems contain many electronic components, which in turn contain 3TGs that are necessary to their functionality or production.

2.	Supply Chain

IMAX develops and designs all of the key elements of the proprietary technology involved in its theater systems. Fabrication of a majority of parts and sub-assemblies, however, is subcontracted to a group of third-party suppliers. IMAX, therefore, is a purchaser of parts, components and manufactured products that are many steps downstream in the minerals supply chain. As a result, IMAX’s due diligence measures can provide only reasonable and not absolute assurance regarding the source and chain of custody of the necessary 3TGs. IMAX’s due diligence processes are based on the necessity of seeking data from its direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TGs.

3.	Reasonable Country of Origin Inquiry

IMAX began its RCOI by identifying a complete list of suppliers and removing:

•	Service providers/suppliers;

•	Indirect materials suppliers; and

•	Inactive suppliers (minimum 1 year since last purchase).

The Company then required the remaining suppliers to complete the conflict minerals reporting template (“CMRT”) designed by the Electronics Industry Citizens Coalition and Global e-Sustainability Initiative (“EICC-GeSI”). Non-responsive suppliers were contacted a minimum of three times. All of these communications were monitored and tracked for future reporting and transparency.

For calendar year 2014, IMAX refined its approach with the addition of automated data validation on all submitted CMRTs. The goal of automated data validation is to increase the accuracy of submissions and to identify any contradictory answers in a CMRT. Based on the automated data validation, each CMRT is classified as valid or invalid, and data records are retained. Suppliers who submit invalid forms are contacted and are encouraged to resubmit a valid form.

As of May 12, 2015, IMAX has submitted CMRT forms to 429 of its suppliers, and has received a total of 248 responses. Of the 181 suppliers that failed to respond, 29 suppliers were later determined to be out of scope. Of the responses received, 42 suppliers indicated that they source 3TGs from the Covered Countries.

4.	Due Diligence Process

4.1.	Design of Due Diligence

As a result of the RCOI, IMAX has reason to believe that some of the 3TG minerals included in its systems may have originated in the Covered Countries. Therefore, IMAX conducted supply chain due diligence on the source and chain of custody of the conflicts minerals, in a manner consistent with the framework promulgated by the Organisation for Economic Co-operation and Development (“OECD”) and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Guidance”).

In its efforts to adhere to the OECD Guidance, IMAX has taken the following actions:

•	Adopted a conflict minerals policy;

•	Established a management system for conflict mineral compliance;

•	Adopted control systems;

•	Conducted smelter data analysis to understand risk and work towards determining the source of 3TGs; and

•	Engaged with suppliers.

These efforts are further described below.

4.2.	Conflicts Minerals Policy

IMAX adopted a Conflict Minerals Policy in 2014 committed to addressing the concern that certain minerals that are contained in its systems may contribute to the funding of military conflict and human rights violations in the Covered Countries. Through this policy, IMAX has encouraged its suppliers and sub-suppliers to responsibly source 3TGs. This policy is available publicly on our website at https://www.imax.com/corporate/investors/corporate-governance/.

4.3.	Management System for Conflict Minerals Compliance

To ensure conflict mineral compliance, IMAX established an internal management system to support the conflict minerals team, which includes representatives from IMAX’s technology, supply chain management and legal teams. The conflict minerals team is responsible for implementing IMAX’s conflict minerals program. Senior management is briefed about the results of the team’s due diligence efforts on a regular basis.

4.4.	Control Systems

Controls adopted include, but are not limited to, IMAX’s Code of Business Conduct and Ethics, which outlines expected behaviors for all IMAX employees, IMAX’s Conflicts Minerals Policy, the IMAX Supplier Compliance Document, and a supplier conflict minerals contract clause which is further described below.

4.5.	Smelter Data Analysis

Certain responses in the CMRT forms included the names of facilities listed as smelters or refiners. IMAX’s external consultant, Assent Compliance (“Assent”), compared the facilities listed in the supplier responses against the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce (“DoC”) and the London Bullion Market Association (“LBMA”). If a supplier indicated that the facility was certified as “Conflict-Free,” Assent further confirmed that the name was listed by the CFSI. The results of the smelter data analysis are described in Section 5 below.

4.6.	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, IMAX has, through Assent, provided education on conflict minerals regulation as well as communicated our expectations of our continued business relationship through video, recorded training and documented instructions. Feedback from engagement of our suppliers has allowed us to enhance the supplier training, and to ensure that communications with our suppliers are focused and adapted appropriately to each supplier.

4.7.	Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth and constant evolution of our supplier chain, it is difficult to identify actors upstream from our direct suppliers. The majority of IMAX’s direct suppliers who were surveyed and who responded to the survey identified their components and products as containing 3TGs. These suppliers are relied upon to provide IMAX with information about the source of 3TGs contained in the components and products supplied to us.

Risks are identified based on criteria established for supplier responses in IMAX’s conflicts minerals compliance system. Specifically, with assistance from Assent, supplier risk is classified as high, medium or low based on various scoring criteria, including: (1) whether the smelter is recognized by a regulated body and has an associated number; (2) an analysis of the smelter country and its proximity to Covered Countries; and (3) whether the smelter is certified as conflict-free via the CFSI or the LBMA. In addition, where IMAX has identified supplier risk, IMAX will contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

4.8.	Design and Implement a Strategy to Respond to Risks

As described in our Conflict Minerals Policy, we will engage any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. At present, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.

4.9.	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.

5.	Due Diligence Results

The large majority of the responses received provided data at a company or divisional level meaning that the 3TG may or may not actually be present in the components or parts actually supplied to IMAX. In many other cases, the suppliers were unable to specify the smelters or refiners used for components supplied to IMAX. Furthermore, suppliers did not always provide smelters lists nor were the smelter lists they did supply consistently completed with smelter identification numbers. Therefore, we were unable to validate that any of these smelters or refiners are actually in our supply chain.

As of May 12th, 2015, we have validated 276 smelters or refiners and continue to work to validate the additional smelter and refiner entries from the submitted CMRTs. We have included the current list of valid smelters disclosed to us by our suppliers in Annex 1 to this report.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware that there are 18 smelters sourcing from the Covered Countries and certified conflict-free and a number of other smelters of which the source is not disclosed at this time but are certified conflict free smelters. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs.

6.	Steps to be taken to mitigate risk

As IMAX enters the third year of its conflict minerals program, we intend to take the following steps to improve our due diligence to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or adjoining countries:

•	Expand the number of suppliers requested to supply information while working with suppliers to move to the latest version of the CMRT;

•	Engage any of our suppliers found to be supplying us with 3TG from sources that support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict; and

•	Increase the emphasis on clean and validated smelter information from our supply chain as the list of conflict-free smelters grows and more smelters declare their intent to enroll in the program.

All suppliers who do not know the origin of the 3TGs in their products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD guidance. The goal for these suppliers is to determine origin of their 3TGs and, if not from recycled or scrap resources, then to ensure a conflict-free origin. Should suppliers of parts that are at a high risk of containing 3TGs remain unresponsive or if suppliers are unable to definitively determine origin and to take necessary subsequent steps to ensure that their products are conflict-free, IMAX will consider replacing such suppliers.

Annex 1

Metal	Standard Smelter Name	Smelter Facility Location

Gold	Aida Chemical Industries Co. Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL

Gold	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co Ltd	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Bauer Walser AG	GERMANY

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery – Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux SA	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	China National Gold Group Corporation	CHINA

Gold	Chugai Mining	JAPAN

Gold	Colt Refining	UNITED STATES

Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	Doduco	GERMANY

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Metal	Standard Smelter Name	Smelter Facility Location
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	HONG KONG

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Company Limited	CHINA

Gold	Johnson Matthey Inc	UNITED STATES

Gold	Johnson Matthey Ltd	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc Ltd	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kojima Chemicals Co., Ltd	JAPAN

Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Gold	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Met-Mex Peñoles, S.A.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co. LTD	JAPAN

Gold	Ohio Precious Metals, LLC	UNITED STATES

Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND

Gold	Penglai Penggang Gold Industry Co Ltd	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Royal Canadian Mint	CANADA

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF

Gold	Schone Edelmetaal	NETHERLANDS

Gold	SEMPSA Joyería Platería SA	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Great Wall Gold and Silver Refinery of China	CHINA

Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Gold	Tokuriki Honten Co., Ltd	JAPAN

Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi SA	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Gold	Yokohama Metal Co Ltd	JAPAN

Gold	Yunnan Copper Industry Co Ltd	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co. Ltd	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp	UNITED STATES

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Metal	Standard Smelter Name	Smelter Facility Location
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA

Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex	UNITED STATES

Tantalum	Ulba	KAZAKHSTAN

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA

Tantalum	Zhuzhou Cement Carbide	CHINA

Tin	Alpha	UNITED STATES

Tin	China Rare Metal Materials Company	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Tin	Cooper Santa	BRAZIL

Tin	CV Gita Pesona	INDONESIA

Tin	CV JusTindo	INDONESIA

Tin	CV Makmur Jaya	INDONESIA

Tin	CV Nurjanah	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA

Tin	Gejiu Zi-Li	CHINA

Tin	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	Jiangxi Nanshan	CHINA

Tin	Linwu Xianggui Smelter Co	CHINA

Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S/A	BRAZIL

Tin	Metallo Chimique	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	OMSA	BOLIVIA

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Putra Karya	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Metal	Standard Smelter Name	Smelter Facility Location
Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT HANJAYA PERKASA METALS	INDONESIA

Tin	PT HP Metals Indonesia	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Koba Tin	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT REFINED BANGKA TIN	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Seirama Tin investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Supra Sukses Trinusa	INDONESIA

Tin	PT Tambang Timah	INDONESIA

Tin	PT Timah (Persero), Tbk	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Yinchendo Mining Industry	INDONESIA

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais, Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company, Ltd.	CHINA

Tungsten	A.L.M.T. Corp.	JAPAN

Metal	Standard Smelter Name	Smelter Facility Location
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Metal	Standard Smelter Name	Smelter Facility Location
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil

Tantalum	CBMM	Brazil

Tin	Amalgamet Inc.	Peru

Tin	CSC Pure Technologies	Russia

Tin	CV Duta Putra Bangka	Indonesia

Tin	Electroloy Metal Pte	Singapore

Tin	Hyundai-Steel	Korea, Republic of

Tin	Jean Goldschmidt International SA	Belgium

Tin	Koki Products Co. Ltd.	Thailand

Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Czech Republic

Tin	Poongsan Corporation	Korea, Republic of

Tin	POSCO	Korea, Republic of

Tin	Pure Technology	Russia

Tin	Rahman Hydraulic Tin Sdn Bhd	Malaysia

Tin	Senju Metal Industry Co., Ltd	Japan

Tin	SGS	Bolivia

Tin	Technic Inc.	United States

Tungsten	Air Products	United States

Tungsten	Izawa Metal Co., Ltd	Japan

Tungsten	Nanchang Cemented Carbide Limited Liability Company	China

Tungsten	North American Tungsten	Canada

Tungsten	Saganoseki Smelter & Refinery	Japan

Tungsten	Sumitomo Metal Mining Co. Ltd.	Japan

Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan

Metal	Standard Smelter Name	Smelter Facility Location
Tungsten	Voss Metals Company, Inc	United States

Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	China

Tungsten	Zhangyuan Tungsten Co., Ltd	China